UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 12, 2011, Invesco Ltd. (the “registrant”) issued a press release (“Press Release”) announcing its June 30, 2011 preliminary assets under management and the date and time of the conference call to be held in connection with its earnings release for the quarter ended June 30, 2011 (“2nd Quarter Release”). In the Press Release, the registrant also announced that, beginning with the 2nd Quarter Release, the registrant will change the presentation of marketing support expenses from marketing expenses to third-party distribution, service and advisory expenses. The presentation change does not represent a restatement of any previously published financial results of the registrant. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

The discussion of the Press Release set forth in response to Item 2.02 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 12, 2011, issued by Invesco Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By: /s/ Loren M. Starr
Senior Managing Director and
Chief Financial Officer

Date:  July 12, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 12, 2011, issued by Invesco Ltd.